Exhibit 99.1

SELLAS Life Sciences Completes Second Tranche of $10,700,000 Private Placement

Proceeds used towards advancement of clinical programs

NEW YORK, May 2, 2018 -- SELLAS Life Sciences Group, Inc. (NASDAQ:SLS) (“SELLAS” or “the Company”), a clinical-stage biopharmaceutical company focused on novel cancer immunotherapies for a broad range of cancer indications, today announced the closing of the second tranche of its $10,700,000 private placement transaction. In March 2018, SELLAS entered into a definitive securities purchase agreement to issue shares of its convertible preferred stock and warrants to purchase shares of its common stock in a private placement transaction to a select group of institutional investors, in the United States and Europe.

The second tranche of $4,713,000 was received following stockholder approval under Nasdaq Listing Rule 5635(d). The first tranche closed on March 9, 2018 for a total of $5,987,000. In connection with the closing of the second tranche, the Company granted the investors certain registration rights. SELLAS intends to use the net proceeds from the private placement for the continued advancement of its cancer immunotherapy pipeline, including lead asset galinpepimut-S (GPS), which targets malignancies and tumors characterized by an overexpression of the WT1 antigen, and for general corporate purposes.

“Completing this private placement is an important step in SELLAS’ progress toward the development of our assets, and we are excited to receive ongoing support from our investors,” said Angelos Stergiou, MD, ScD h.c., President & Chief Executive Officer of SELLAS. “Our focus continues to be the development of our pipeline of immunotherapies. We look forward to the commencement of the Phase 1/2 clinical trial of galinpepimut-S in combination with Keytruda® under our collaboration and supply agreement with Merck and our planned Phase 3 acute myeloid leukemia program. We are also excited about the potential for nelipepimut-S (NeuVax™) as a therapeutic option for TNBC patients in combination with Herceptin®.”

About SELLAS Life Sciences Group
SELLAS is a clinical-stage biopharmaceutical company focused on novel cancer immunotherapeutics for a broad range of cancer indications. SELLAS’ lead product candidate, galinpepimut-S (GPS), is licensed from Memorial Sloan Kettering Cancer Center and targets the Wilms Tumor 1 (WT1) protein, which is present in an array of tumor types.  GPS has potential as a monotherapy or in combination to address a broad spectrum of hematologic malignancies and solid tumor indications. SELLAS has Phase 3 clinical trials planned (pending funding availability) for GPS in two indications, acute myeloid leukemia (AML) and malignant plural mesotheliomia (MPM) and is also developing GPS as a potential treatment for multiple myeloma and ovarian cancer.  SELLAS plans to study GPS in up to four additional indications.  SELLAS has received Orphan Drug designations from the U.S. Food & Drug Administration (FDA), as well as the European Medicines Agency, for GPS in AML and MPM; GPS also received Fast Track designation for AML and MPM from the FDA. NeuVax™ (nelipepimut-S), a first-in-class, HER2-directed cancer immunotherapy, is also being investigated for the prevention of the recurrence of breast cancer after standard of care treatment in the adjuvant setting.

For more information on SELLAS, please visit www.sellaslifesciences.com.

Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to the expectations as to the anticipated use of proceeds from the private placement, and to further develop of GPS for a broad range of cancer indications. These forward-looking statements are based on current plans, objectives, estimates, expectations and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with immune-oncology product development and clinical success thereof, uncertainties related to timing and ability to obtain needed shareholder consent in a timely manner, the uncertainty of regulatory approval, the uncertainty of partnering its clinical assets, and other risks and uncertainties affecting SELLAS and its development programs. Other risks and uncertainties of which SELLAS is not currently aware may also affect SELLAS’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof. SELLAS undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Investor Contact:
Will O’Connor
Stern Investor Relations, Inc.
212-362-1200
ir@sellaslife.com

David Moser, JD
Sellas Life Sciences Group
813-864-2571
info@sellaslife.com

Source: SELLAS Life Sciences Group, Inc.